AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add two funds; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Manager Directed Portfolios:

Exhibit K, the Sphere 500 Fossil Free Fund are hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written above.

MANAGER DIRECTED PORTFOLIOS         U.S. BANK NATIONAL ASSOCIATION

By:_/s/ Alyssa M. Bernard_______            By:_/s/ Anita Zagrodnik______________
Name: Alyssa M. Bernard                Name:    _ Anita Zagrodnik ___________
Title: Vice President and Secretary            Title: _Senior Vice President_________
Date:    9/21/21                    Date: 9/21/21

Exhibit K- Manager Directed Portfolios Transfer Agent Servicing Agreement

Name of Series
Sphere 500 Fossil Free Fund

Fund Start-up & Registration Services Project Fee Schedule at September 2021
Regulatory Administration Service Proposal – In support of external legal counsel
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
Negotiated Fee – four funds and above
(Includes MST external counsel fee, subject to services provided; if applicable)
•Additional fee of $[ ] per sub-adviser
•Additional fee of $[ ] per drafting multi-manager exemptive application (does not include outside legal costs)
•MST may require up to $[ ] in escrow

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services – negotiated based upon specific requirements
•Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.
Custody, Fund Administration, Fund Accounting, Chief Compliance Officer, Transfer Agency & Portfolio Compliance Services Fee Schedule1
Annual Fee Based Upon Average Net Assets per Fund*
[ ] basis points on the first $[ ] billion
[ ] basis points on the next $[ ] billion
[ ] basis points on the balance
Plus Base Fee: $[ ] per fund, U.S. Bank will waive the annual base fee for the first six (6) months of operations.
1 This Exhibit K includes is a combined fee schedule that will cover all services provided by Fund Services to the Fund pursuant to the Fund Administration Agreement, the Fund Accounting Agreement, the Transfer Agent Agreement and the Custody Agreement. For the avoidance of doubt, where services and fees appear in more than one agreement, they are reproduced only for convenience and will only be charged once to the extent the Fund utilizes the associated services.

Services Included in Annual Fee Per Fund
•Domestic Custody – Settlement and Safekeeping
•Domestic Custody Transaction Charges
•Fund Accounting – Daily NAV
•Pricing Services
•Corporate Action and Factor Services
•Third Party Administrative Data Charges (descriptive data for each security)
•Financial Reporting
•Chief Compliance Officer
•Portfolio Compliance
•N-PORT/N-CEN Services
•Advisor Information Source – On-line access to portfolio management and compliance information.
•Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
•U.S. Bank Regulatory Administration (e.g., annual registration statement update)
•Core Tax Services
•BlueSky Registration and Permit Maintenance -- Does not include annual state filing fees

Transfer Agency Services Included in Annual Basis Point Fee
•Open/Closed Account Fees
•CUSIP Setup Fees
•Cost Basis Reporting
•Telephone Calls
•Voice Response Calls
•Manual Shareholder Transaction & Correspondence
•Omnibus Account Transaction
•Daily Valuation/Manual 401k Trade
•NSCC System Interface
•Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
•Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
•Disaster Recovery Fees
•ACH/EFT Fees and Returns
•AIP Set Up Fees
•Domestic AML
•eConnect
•Cost Basis Reporting
•Outstanding Shareholder Letters and Associated Business Reply Envelopes
•FATCA Servicing
•Voice Response Unit Maintenance
•800 Line (Toll Free Line) Service Charges

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Miscellaneous Fund Accounting and Administration Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.
Miscellaneous TA Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
mailing, sorting and postage, stationery, envelopes, service/data conversion, Foreign AML verification services, special reports, record retention, lost shareholder search, , Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, other compliance mailings, electronic document archiving, Vison fees and expenses.
Miscellaneous Custody Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity

Reflection Asset Management acknowledges fee schedule on this Exhibit K

REFLECTION ASSET MANAGEMENT
By: _/s/ Jason Britton_____________________________

Printed Name and Title: _Jason Britton, CEO______________ Date: _9/17/21______

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